Exhibit 10(n)-1

January 20, 2009

RESOLUTION

TCF FINANCIAL CORPORATION

Compensation / Nominating / Corporate Governance Committee

Independent Sub-Committee

RE:  Amendment of Goal Under Director Stock Grant Program

WHEREAS, vesting of restricted stock awards to directors under the TCF Financial Directors Stock Grant Program is based on the attainment of a goal (currently 20% ROTE); and

WHEREAS, if the goal is not achieved in any year, no vesting occurs for that year, except if some or all of the restricted shares are not vested on the basis of goals by ten (10) years after the grant date, and if the director is still with the company on that date, then any remaining restricted shares will become vested on that date.

WHEREAS a subcommittee of the Compensation Committee (the “Independent Subcommittee”) comprised of Directors Goldberg and Schwalbach has been established, the members of which meet the requirements for “outside director” status under Internal Revenue Code Section 162(m) and “non-employee director” status under Securities and Exchange Commission Rule 16b-3; and

WHEREAS, the Independent Subcommittee recommends amendment of the goal for 2009 and thereafter.

NOW, THEREFORE BE IT HEREBY

RESOLVED, that the goal for vesting of restricted stock awards under the Directors Stock Grant Program for fiscal year 2009 and thereafter shall be attainment of the median return on average equity (as defined in the Amended and Restated TCF Financial Incentive Stock Program) during the same period by TCF Financial’s peer group.

FURTHER RESOLVED, that TCF Financial’s peer group each year shall be as disclosed in the proxy for the year in question.

FURTHER RESOLVED, that the terms of the Directors Stock Grant Program remain unchanged and in full force in effect, and therefore if the goal is not achieved, no vesting occurs for that year; however, if some or all of the restricted shares are not vested on the basis of goals by ten (10) years after the grant date, and if the director is still with the company on that date, then any remaining restricted shares will become vested on that date.

CONFIDENTIAL ATTORNEY-CLIENT COMMUNICATION